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                                                                   EXHIBIT 10.12

           CONSULTING AGREEMENT BETWEEN COMMUNITY BANK & TRUST COMPANY
                               AND ALAN W. JACKSON


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                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into this 4th day of June, 1998, by and between Community Bank & Trust Company (hereinafter, the "Bank"), and Alan W. Jackson (hereinafter, "Jackson").

         Jackson presently serves as the Chief Financial Officer of the Bank. Pursuant to a letter agreement between Jackson and the Bank of even date herewith (the "Letter Agreement"), Jackson has resigned from employment with the Bank, effective upon the closing (the "Closing") of the sale of the Bank to Carolina First BancShares, Inc. ("Carolina First") pursuant to an Agreement and Plan of Merger between the Bank and Carolina First dated as of June 4, 1998 (the "Merger Agreement").

         Following the Closing, the Bank desires to engage Jackson in the capacity set forth herein, in accordance with the terms and conditions of this Agreement. Jackson is willing to serve as such in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effective Time. This Agreement shall be effective as of the effective date and time (the "Effective Time") of the merger (the "Merger") provided for in the Merger Agreement.

         2. Engagement. Jackson is hereby engaged at the Effective Time as a consultant to the Bank and will provide the services described in Section 4 below.

         3. Engagement Period. Unless earlier terminated herein in accordance with Section 6 hereof, Jackson's engagement under this Agreement shall begin at the Effective Time and extend for a period (the "Engagement Period") ending on the date which is nine (9) months after the Effective Time.

         4. Extent of Service; Duties. During the Engagement Period, Jackson agrees to devote substantial time and attention to the performance of his duties hereunder and to make himself reasonably available for consultation with Carolina First and the Bank on matters pertaining to the business of the Bank. Pursuant to this Agreement, Jackson agrees to assist the Bank with respect to:

            (i) Conversion of the Bank's data processing systems following the Merger;

            (ii)  Tax reporting with respect to fiscal year 1998;

            (iii) Year 2000 compliance issues;

            (iv)  Regulatory and other reporting; and

            (v) Such other operational and business issues as the Bank may reasonably request.

For all purposes hereof, Jackson shall be an independent contractor and not an employee or officer of Carolina First, the Bank, or any affiliates or subsidiaries thereof.

         5. Compensation. During the Engagement Period, the Bank will pay to Jackson $68,000, less any required tax and other withholdings, payable in equal monthly installments ("Compensation").

         6. Termination of Engagement.
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             (a) Termination by the Bank. The Bank may terminate Jackson's consulting engagement during the Engagement Period for any reason, with or without cause. Jackson's engagement shall terminate automatically upon Jackson's death during the Engagement Period.

             (b) Termination by Jackson. Jackson may at any time resign his consulting engagement for the remainder of the Engagement Period.

         7.  Obligations of the Bank upon Termination.

             (a) Termination by the Bank. If, during the Engagement Period, the Bank shall terminate Jackson's consulting engagement, then in consideration of
(i) Jackson's services rendered pursuant to this Agreement prior to such termination, (ii) Jackson's covenants contained in Section 8 hereof, and (iii) Jackson's covenants contained in Section 3 of his Shareholder's Agreement with Carolina First, dated as of the date hereof (the "Shareholder's Agreement"):

                 (i) if Jackson's engagement is terminated by reason of a breach of his obligations to the Bank, which breach cannot be cured or has not been cured within 30 days' written notice of such breach, the Bank shall pay to Jackson, in a lump sum in cash within 30 days after the Date of Termination, the sum of Jackson's Compensation through the Date of Termination to the extent not theretofore paid ("Accrued Obligations"); and

                 (ii) if Jackson's engagement is terminated otherwise than by reason of a breach of his obligations to the Bank, the Bank shall pay to Jackson, in a lump sum in cash within 30 days after the Date of Termination, the Accrued Obligations, and the Bank shall continue to pay to Jackson his Compensation in accordance with Section 5 hereof for the period beginning on the date of his termination and ending on the last day of the scheduled Engagement Period (the "Remaining Engagement Obligations"); provided, that, if Jackson's engagement is terminated by reason of Jackson's death during the Engagement Period, the Accrued Obligations and Remaining Engagement Obligations shall be paid to Jackson's estate in a lump sum in cash within 30 days of the Date of Termination.

             (b) Termination by Jackson. If, during the Engagement Period, Jackson shall terminate this Agreement then in consideration of Jackson's services rendered prior to such termination and of Jackson's covenants contained in Section 8 hereof, the Bank shall pay to Jackson in a lump sum in cash within 30 days after the Date of Termination the Accrued Obligations, but no more.

         8.  Restrictive Covenants.

             (a) Restriction on Disclosure and Use of Confidential Information. Jackson covenants and agrees to treat as confidential and not to disclose and to use only for the advancement of the interests of Carolina First and the Bank all information, plans, records, trade secrets, business secrets, and confidential or other data of Carolina First and/or the Bank, submitted to Jackson or compiled, received, or otherwise discovered by Jackson from time to time in the course of his engagement for use in Carolina First's or the Bank's business, which Jackson knows to have been acquired by him in confidence or which he knows would not otherwise be available to competitors of Carolina First or the Bank, or to members of the public and which would not otherwise become known to said competitors or members of the public. For purposes of this Section 8, the term "Carolina First" shall also include Carolina First's subsidiaries and other affiliates.

             (b) Return of Property. Jackson agrees that upon termination of his engagement with the Bank, for any reason, voluntary or involuntary, with or without cause, he will immediately return to Carolina First and the Bank any property, customer lists, shareholder lists (of Carolina First and the Bank), information, forms, formulae, plans, documents or other written or computer material or data, software or firmware, or copies of the same, belonging to Carolina First, the Bank or its affiliates, or any of their customers, within his possession, and will not at any time thereafter copy, reproduce or otherwise facilitate the future disclosure of the same. Jackson further agrees that he will not retain or use for his account at any time any trade names, trademark, service mark,

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or other proprietary business designation used or owned in connection with the business of Carolina First, the Bank or their affiliates or subsidiaries.

            (c) Nonsolicitation of Customers and Employees. Following termination of his engagement, and for two (2) years thereafter, Jackson shall not (i) use any information obtained as a result of his engagement with the Bank or his prior employment by the Bank to solicit any business of any customers, or
(ii) solicit the employment of any employees of the Bank, Carolina First, or their affiliates or subsidiaries.

         9. Representations and Warranties. Jackson hereby represents and warrants to the Bank that Jackson's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Jackson and any other person or entity.

         10. Assignment and Successors.

             (a) Jackson. This Agreement is personal to Jackson and without the prior written consent of the Bank shall not be assignable by Jackson otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Jackson's legal representatives.

             (b) The Bank. This Agreement shall inure to the benefit of and be binding upon the Bank and its successors and assigns. As used in this Agreement, "the Bank" shall mean the Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, whether by operation of law or otherwise.

         11. Miscellaneous.

             (a) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

             (b) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

             (c) Other Agents. Nothing in this Agreement is to be interpreted as limiting the Bank from employing other personnel on such terms and conditions as may be satisfactory to it.

             (d) Entire Agreement. Beginning at the Effective Time and except as specifically provided herein, in the Letter Agreement or in the Shareholder's Agreement, this Agreement contains the entire agreement between the Bank and Jackson with respect to the subject matter hereof, and, except as provided to the contrary herein, it supersedes and invalidates any previous agreements or contracts between them which relate to the subject matter hereof; provided, however, that this Agreement does not supersede or invalidate the Letter Agreement.

             (e) Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

             (f) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

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                  To the Bank:    Community Bank & Trust Company
                                           2 South Main Street
                                           Marion, North Carolina  28752
                                           Facsimile No. (828) 659-7939
                                           Attention: President

                  To Jackson:     Alan W. Jackson
                                           218 Deep Woods Drive
                                           Marion, North Carolina


Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         (g) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

         (h) Headings. Headings, titles and captions contained in this Agreement are inserted only as a matter of convenience and reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions hereof.

                         (signatures on following page)


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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

WITNESS                                     COMMUNITY BANK & TRUST COMPANY


         /s/ Deborah R. Ross                By:       /s/ Eric L. Ross
----------------------------------                ---------------------------

                                            Title:   Vice President
                                                  ---------------------------

WITNESS                                     ALAN W. JACKSON


         /s/ Ronnie D. Blanton                       /s Alan W. Jackson
---------------------------------           ---------------------------------
                                                     Alan W. Jackson